Exhibit 99.1

Sucampo Appoints William L. Ashton to Board of Directors

BETHESDA, Md.--(BUSINESS WIRE)--October 20, 2009--Sucampo Pharmaceuticals, Inc. (NASDAQ:SCMP) today announced that William L. Ashton, Dean of the Mayes College of Healthcare Business and Policy, University of the Sciences, has been appointed to Sucampo Pharmaceuticals’ Board of Directors effective October 15, 2009.

Dr. Ueno said, “We are very pleased that Bill is joining Sucampo’s Board of Directors and look forward to his contributions as we pursue our goal of expanding the market availability of Amitiza (lubiprostone) and development of our prostone-based pipeline opportunities. His experiences will be invaluable to us.”

Mr. Ashton is the Founding Dean of the Mayes College of Healthcare Business and Policy at University of the Sciences in Philadelphia, Pennsylvania, having joined them in 2005. Previously, Mr. Ashton held a number of positions at Amgen Inc. during his 16 year career there. Mr. Ashton joined Amgen in 1989 and was promoted to several positions of increasing responsibility within the sales and marketing function including Vice President of U.S. Sales and, more recently, Business Unit Vice President/General Manager of Corporate Accounts where Mr. Ashton led the day-to-day formation and execution of strategy and action of four different sales teams covering four different therapeutic areas. His most recent position at Amgen was as Vice President of Commercial & Government Affairs where he was responsible for that company’s development and implementation of a strategic plan of action for key government agencies.

In addition to Sucampo Pharmaceuticals’ Board, Mr. Ashton currently serves on the boards of Neogenix Oncology, a privately held company, the National Osteoporosis Foundation and Friends of the National Library of Medicine, at the National Institutes of Health.

Mr. Ashton earned a B.S., Education from the California University of Pennsylvania, in California, Pennsylvania, and a M.A., Education, from the University of Pittsburgh, in Pittsburgh, Pennsylvania.

About Sucampo Pharmaceuticals

Sucampo Pharmaceuticals, Inc., an international biopharmaceutical company based in Bethesda, Maryland, focuses on the development and commercialization of medicines based on prostones. The therapeutic potential of prostones, which are bio-lipids that occur naturally in the human body, was first identified by Ryuji Ueno, M.D., Ph.D., Ph.D., Sucampo Pharmaceuticals’ Chairman and Chief Executive Officer. Dr. Ueno founded Sucampo Pharmaceuticals in 1996 with Sachiko Kuno, Ph.D., founding Chief Executive Officer and currently Advisor, International Business Development and a member of the Board of Directors.

Sucampo is marketing Amitiza® (lubiprostone) 24 mcg in the U.S. for chronic idiopathic constipation in adults and Amitiza 8 mcg in the U.S. to treat irritable bowel syndrome with constipation in adult women. Sucampo also is developing the drug for additional gastrointestinal disorders with large potential markets. In addition, Sucampo has a robust pipeline of compounds with the potential to target underserved diseases affecting millions of patients worldwide. Sucampo Pharmaceuticals, Inc. has three wholly owned subsidiaries: Sucampo Pharma Europe, Ltd., located in the UK; Sucampo Pharma, Ltd., located in Japan; and, Sucampo Pharma Americas, Inc., located in Maryland. To learn more about Sucampo Pharmaceuticals and its products, visit www.sucampo.com.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Sucampo Pharmaceuticals are forward-looking statements made under the provisions of The Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the words “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “will,” ”may” or other similar expressions. Forward-looking statements include statements about the potential utility of Amitiza and Rescula to treat particular indications. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including those described in Sucampo Pharmaceuticals’ filings with the Securities and Exchange Commission (SEC), including the annual report on Form 10-K for the year ended December 31, 2008 and other periodic reports filed with the SEC. Any forward-looking statements in this press release represent Sucampo Pharmaceuticals’ views only as of the date of this release and should not be relied upon as representing its views as of any subsequent data. Sucampo does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise, except as required by law.

CONTACT:
Sucampo Pharmaceuticals, Inc.
Kate de Santis, 240-223-3834
or
Westwicke Partners
John Woolford, 410-213-0506